Exhibit 10.15

December 2, 2002

F. Peter Cuneo
27 Old Hattertown Road
Redding, Connecticut 06896

Re:      Amended and Restated Employment Agreement dated July 19, 1999

Dear Peter:

On behalf of Marvel Enterprises, Inc. (hereinafter the "Company"), I am pleased to confirm in this letter agreement (the "Agreement") that your employment with the Company will continue on a part-time basis effective January 1, 2003 (the "Effective Date") and shall terminate on or before December 31, 2004 (the "Scheduled Expiration Date"), as set forth below. The Scheduled Expiration Date shall be automatically postponed for one year, and your employment shall be automatically extended by one year, unless either party hereto provides the other party with written notice (a "Notice of Nonrenewal"), not later than sixty days prior to the Scheduled Expiration Date, of its election not to permit your employment to be so extended, and the Scheduled Expiration Date shall thereafter be automatically postponed for one additional year and your employment shall thereafter be automatically extended by one additional year, on each subsequent anniversary of the Scheduled Expiration Date, unless either party provides the other party with written notice, not later than sixty days prior to such subsequent anniversary of the Scheduled Expiration Date of this Agreement, of its election not to permit your employment to be so extended. It is understood and agreed that this Agreement is intended to constitute an Amendment and Restatement of the Employment Agreement between the Company and you dated July 19, 1999, effective as of the Effective Date. The "Term" of your employment is hereby revised to mean the period form the date hereof until the Scheduled Expiration Date, unless sooner terminated pursuant to Section 3 below.

     1.   POSITION AND DUTIES.

          On the Effective Date, you will cease to be a regular full time employee of the Company but you will continue to be employed by the Company as an employee in a part time special assignment position, with the title of Special Advisor to the Chief Executive Officer ("CEO")or his successor (collectively "Your Supervisor"). You will also resign as an officer of the Company (but not as a director) and as an officer and/or director any of its subsidiaries or affiliates on the Effective Date. In connection with resigning your offices, you agree to execute and return to the Company with this Agreement two signed, undated original resignation letters on Company letterhead in the forms provided in Appendices A through _to this Agreement. Appendices A through _are hereby incorporated into and made part of this Agreement by reference. In addition, you agree to take all such further steps as the Company may reasonably deem necessary or appropriate in order to accomplish the official formalities of your resignation of the officer and/or director positions that you hold with the Company's subsidiaries or affiliates, including but not limited to executing board resolutions.

          As Special Advisor to the CEO, you will have any or all of the following duties and responsibilities as determined by Your Supervisor in his/her discretion:

          1. advising the CEO regarding the Company's financial affairs;

          2. providing assistance with the Company's investor relations program;

          3.  assisting   with  the  evaluation  and   integration  of  business
          acquisitions; and

          4. assisting Your Supervisor in such other matters that are consistent with your background and experience as Your Supervisor may assign you.

          The times and places where this work will be performed will be at your choosing unless otherwise requested by Your Supervisor. Your Supervisor will assign matters to you from time to time and you will provide Your Supervisor with written or oral reports as reasonably, requested by Your Supervisor (or if not requested by Your Supervisor, then periodically, but not less frequently than annually) detailing your progress toward accomplishing the tasks and directives given to you by Your Supervisor. You will also provide additional reports and materials, upon reasonable request by Your Supervisor. Your Supervisor will evaluate your performance.

          Your Supervisor will control and direct the manner (including the order) in which you perform the services under this Agreement, including the details and means by which you provide your services.

          You will be an employee of the Company for all purposes during the term of this Agreement and will not be an independent contractor.


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          The  position of Special  Advisor to the CEO,  is a part time  special assignment position in which you will be required to work a minimum of ten (10) hours per month, however, you also agree that, to the extent that Your Supervisor requests, you will work up to twenty (20) hours per month. You will not be required to work more than twenty (20) hours per month , however, in the event that you do work more than twenty (20) hours per month, then you will receive no additional compensation or benefits for such additional work. If, in any month, Your Supervisor does not specifically assign you a sufficient amount of work to meet your minimum hour requirement, you will satisfy your
          minimum  requirement  by  independently   researching  and  evaluating
          developments and trends in your areas of responsibility, as set forth above, and reporting your findings to Your Supervisor. Your time spent on business travel at the Company's request (but not commuting to and from your residence to the Company's New York City headquarters) shall count toward your ten hour minimum monthly work requirement under this Agreement.

          If requested by Your Supervisor, you agree to attend certain meetings or programs related to your area of expertise, so long as such meeting or program does not unreasonably interfere with your other activities. Furthermore, from time to time, your duties may require you to travel and attend meetings at various locations, and you agree that no reasonable request by Your Supervisor for travel or attendance at meetings will be refused. Your Supervisor will work with you in scheduling any such business trips or meetings so that they do not unreasonably interfere with your other activities. The Company will reimburse you for your reasonable travel expenses pursuant to the reimbursement policy(ies) in place at the Company at the time you incur such expenses.

          You will maintain an accurate and contemporaneous log showing the time you have spent performing the foregoing services and this log shall be deemed conclusive evidence of the time spent. Your Supervisor, at any time, may request a copy of your log and you agree to provide such a copy within a reasonable period of time after the request is made.

          We have agreed that your part time special assignment will continue until December 31, 2004, subject to earlier termination by you or the Company as set forth in Section 3 of this Agreement.

          During the Term, except as set forth herein, you may not be employed by any other person or company, other than the Company, without the Company's prior written approval, which shall not be unreasonably withheld. You may, however engage in the following activities without the Company's prior approval, provided that the three conditions listed below are met. The permissible activities are: teaching, sitting on boards of directors or advisory committees of other companies and providing services to other companies either as a consultant or an employee. These listed activities are permissible provided that each (1) is performed outside the fields of publishing, licensing and entertainment, (2) does not violate the provisions of
          Section 5.2 herein, and (3) does not interfere with your duties under this Agreement. You also agree that, during the term of this Agreement and for one year after the termination of your employment, you will not induce any employee of the Company to leave the employ of the Company or otherwise solicit for employment or affiliation, including as an independent contractor, any officer, director, or employee of the Company or its subsidiaries.

     2.   COMPENSATION AND BENEFITS.

          Following is a brief description of the compensation and benefits you will receive under this Agreement during your part time special assignment. The terms and conditions of all of your benefits are subject to the terms and conditions of each of the applicable plans, policies or arrangements, as they may be amended or terminated by the Company from time to time, except that the amount of your compensation as set forth in Section 2.1 and your special bonus as set forth in
          Section 2.4 may not be modified, except as provided in Section of this Agreement.

          2.1 Compensation. Your compensation will be at the rate of $800,000 per annum ("Salary") for the period from the Effective Date through the Scheduled Expiration Date, payable biweekly in arrears, subject to applicable income tax and employment tax withholding requirements. The Company also will reimburse you for any reasonable business expenses you incur in performing your duties, subject to the Company's standard employee expense reimbursement policies.

          2.2 Bonus for 2002 Calendar Year. You will be entitled to receive a cash bonus of $500,000 with respect to 2002 (the "2002 Bonus"), which shall be paid when annual bonuses are paid generally to the Company's other senior executive officers but in no event later than March 30, 2003.

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

          2.3 Administrative Support. The Company will provide you with an office and secretarial assistance for any work that you perform while at the Company's New York City headquarters. You also will be provided any office equipment and supplies you may need to perform your duties under this Agreement. The Company will not reimburse you or pay for any office space you may rent or any office equipment you may purchase in connection with performing your services under this Agreement without the Company's prior written approval.

          2.4 Retirement and Savings Plan. Subject to the terms of the Company's 401(k) Plan, you will be eligible to participate in such Plan until the expiration of the Term (the "Termination Date").

          2.5  Stock Options:

                    2.5.1 New Grants. As an employee in a part time special assignment position, you will not be eligible to receive additional stock option grants after the Effective Date.

                    2.5.2 Vesting During Special Assignment. To the extent that you continue in your part time special assignment, you will be eligible to continue to vest in all unvested options that have previously been granted to you by the Company on the dates and in the manner provided in your stock option grant agreements and applicable stock option plans. No unvested stock options will vest following the Termination Date except as otherwise set forth in this Agreement.

                    2.5.3 Cooperation To Restructure. As we have discussed, it is our intention that your ability to continue to vest in and exercise options while in your part time special assignment position will not result in any additional compensation charges to the Company in accordance with U.S. generally accepted accounting principles. Accordingly, if at any time the Company determines that it is reasonably likely that the Company will incur a compensation charge as a result of your vesting or exercising options in your part time special assignment position, then you agree that you will use your reasonable best efforts to cooperate with the
                              Company to restructure this Agreement and your position as the Company reasonably determines is necessary for you to continue to be able to vest and exercise your options without creating a compensation charge to the Company in accordance with U.S. generally accepted accounting principles and without causing you to lose any of the benefits of this Agreement. It is expressly understood that your "reasonable best efforts to cooperate with the Company" shall not require that you take or forbear from taking any action that would result in any loss of value of the options.

                    2.5.4 No Amendment to Stock Option Grant Agreements or Stock Option Plans. Nothing in this Agreement shall be deemed to alter, amend, or otherwise modify the terms of your stock option grant agreements or the terms of the applicable stock option plans.

          2.6 Medical and Dental Insurance. Your medical and dental insurance coverage will terminate on the Termination Date.

          2.7 Life Insurance, Accidental Death and Dismemberment Insurance and Long Term Disability. Unless permitted under the terms of the applicable Plans, your Life Insurance, Accidental Death and Dismemberment Insurance and Long Term Disability coverage will terminate on the Effective Date.

          2.8 Other Benefits. As an employee in a part time special assignment position, after the Effective Date you will not be eligible to participate in any of the Company's other benefit plans and programs, not specifically listed in this letter, including but not limited to any bonus program, personal illness, vacation/optional holiday pay; family illness/personal time; bereavement leave; or holidays. By signing this Agreement, you agree that, notwithstanding any rights you may otherwise have under these programs, you hereby waive your claim to any benefits under these programs.

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

3.0 EARLY TERMINATION OF SPECIAL ASSIGNMENT.

     If you accept this position, it will become your new assignment and you will have no right to return to your current position. We have agreed that you will continue in your part time special assignment position until the Scheduled Expiration Date, at which time your employment with the Company will terminate; provided however, that the Term may end sooner in the event of the following:

          3.1 Death. If you shall die during the Term, the Term shall terminate immediately.

          3.2 Disability. If during the Term you shall become physically or mentally disabled, whether totally or partially, such that you are unable to perform the principal services hereunder for (i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months, by written notice to you (but before you have recovered from such disability), terminate the Term.

          3.3 Cause. The Term may be terminated by the Company upon notice to you upon the occurrence of any event constituting "Cause" as defined herein. As used herein, the term "Cause" means: your willful and intentional failure or refusal to perform or observe any of your material duties, responsibilities or obligations set forth in this Agreement; provided, however, that the Company shall not be deemed to have Cause pursuant to this clause (i) unless the Company gives you written notice that the specified conduct has occurred and making specific reference to this
               Section 3.3, you are given an opportunity to appear before the Board of Directors to discuss the conduct alleged to constitute Cause and you fail to cure the conduct within thirty (30) days after receipt of such notice; (ii) breach by you of any of your obligations under Section 5 hereof; (iii) any willful and intentional acts by you involving fraud, theft, misappropriation of funds, embezzlement or material dishonesty affecting the Company or willful misconduct by you which has, or could reasonably be expected to have, a material adverse effect on the Company; or (iv) your conviction of, or plea of guilty or nolo contendre to, an offense which is a felony in the jurisdiction involved.

3.4 Permitted Termination by You.

                    3.4.1 The Term may be terminated by you upon notice to the Company of any event constituting "Good Reason" as defined herein. As used herein, the term "Good Reason" means the occurrence of any of the following, without your prior written consent:
                              (i) assignment of duties materially inconsistent with duties as described in Section 1 hereof; (ii) any material breach of this Agreement by the Company which is continuing;(iii) if the Company's headquarters are moved outside the New York City metropolitan area and you are required to perform your duties at the new headquarters; or (iv) the occurrence of a Third Party Change in Control (as defined in Section 4.5(d)) provided, however, that you shall not be deemed to have Good Reason pursuant to clauses (i) and (ii) above unless you give the Company written notice that the specified conduct or event has occurred and making specific reference to this Section 3.4.1 and the Company fails to cure such conduct or event within thirty
                              (30) days of receipt of such notice.

                    3.4.2 The Term may be terminated by you at any time by giving the Company a notice of termination specifying a termination date no less than sixty
                              (60) days after the date the notice is given.

4. SEVERANCE.

          4.1 If the Term is terminated pursuant to Section 3.1, 3.2 or 3.3 hereof, or by you other than pursuant to Section 3.4.1, you shall be entitled to receive your Salary and any additional benefits provided hereunder at the rates provided in Section 2 hereof to the date on which such termination shall take effect and you or your estate shall be entitled to the 2002 Bonus, if not then paid.

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

          4.2 If the Term is terminated by you pursuant to Section 3.4.1, the Company shall continue thereafter to provide you (i) payments of your Salary in the manner and amounts specified in Section 3.1 until December 31, 2004 (the "Good Reason Severance Period"),
               (ii) any unpaid portion of the 2002 bonus and (iii) fringe benefits in the manner and amounts specified in Section 2.6 until the earlier of (x) the period ending on the date you begin work as an employee or consultant for any other entity or (y) the end of the Good Reason Severance Period. In addition, all unvested equity arrangements provided to you prior to the Effective Date or under any employee benefit plan of the Company shall be accelerated upon the occurrence of the Third Party Change in Control and shall remain exercisable for ninety days thereafter.

          4.3 If the Term expires on the Scheduled Expiration Date as a result of the Company giving a Notice of Nonrenewal, all payments of your Salary and all fringe benefits specified in Section 2 shall cease on the Scheduled Expiration Date but all unvested equity arrangements provided to you prior to the Effective Date or under any employee benefit plan of the Company shall continue to vest until the second anniversary of the Scheduled Expiration Date unless vesting is accelerated upon the occurrence of the Third Party Change in Control and shall remain exercisable during such two year period and for ninety days after the end of such two year period.

          4.4 You understand and agree that if you become employed by a new employer or self-employed after the Termination Date but prior to December 31, 2004, up to one-half of the Salary payable to you after the Termination Date shall be reduced by an amount equal to the amount earned from such employment (which shall not include director fees) with respect to that period (and you shall be required to return to the Company, without interest, any amount by which such payments pursuant to Section this 4.4 exceed the Salary to which you are entitled after giving effect to that reduction) and, if you become eligible to receive medical or other welfare benefits under another employer provided plan, the corresponding medical and other welfare benefits provided under
               Section 2.6 shall be terminated. You agree to permit verification of your employment records and Federal income tax returns by an independent attorney or accountant, selected by the Company but reasonably acceptable to you, who agrees to preserve the confidentiality of the information disclosed by you except to the extent required to permit the Company to verify the amount received by you from other active employment.

          4.5 For purposes of this Agreement, a Third Party Change in Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an Excluded Person or Excluded Group (as defined below) (hereinafter, a "Third Party"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company,
               (ii) the Company is a party to any merger, consolidation or similar transaction as a result of which either (x) the Company's common stock ceases to be listed on a national securities exchange or on NASDAQ or (y) the shareholders of the Company immediately prior to such transaction beneficially own securities of the surviving entity representing less than fifty percent (50%) of the combined voting power of the surviving entity's outstanding securities entitled to vote in the election of directors of the surviving entity, or (iii) all or substantially all of the assets of the Company are acquired by a Third Party. "Excluded Group" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided that the voting power of the voting stock of the Company "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the voting stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

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

                    4.5.1 "Excluded Person" means (i) Isaac Perlmutter and Avi Arad or any of their affiliates, (ii) any spouse or any one or more lineal descendants Messers Perlmutter and Arad or any of their affiliates, and (iii) any trust established solely for the benefit of, and any charitable trust or foundation established by, any person or entity included in the foregoing clauses (i) and (ii); provided that each such persons and entity included in clauses (i) and (ii) shall only be deemed to be an Excluded Person to the extent that the Company's securities was received by such person or entity directly or indirectly from Mr. Perlmutter or Mr. Arad, respectively.

          4.6 If any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to you or for your benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, your employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Parachute Payment" or "Parachute Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by you with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then you will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by you of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the you failure to file timely a tax return or pay taxes shown to be due on you return), including any Excise Tax imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Parachute Payments.

          4.7 An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by the Company's regular outside auditors (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and you within ten days of the Termination Date if applicable, or promptly upon request by the Company or by you (provided you reasonably believe that any of the Parachute Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by you with respect to a Parachute Payment or Parachute Payments, it shall furnish you with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to any such Parachute Payment or Parachute Payments. Within ten days of the delivery of the Determination to you, you shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Section 4.7 shall be paid by the Company to you within ten days of the receipt of the Accounting Firm's determination notwithstanding the existence of any Dispute. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and you subject to the application of Section 4.8 below. The Company and you shall resolve any Dispute in accordance with the terms of this Agreement.

          4.8 As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, the parties acknowledge that it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to you from any governmental taxing authority that your tax liability (whether in respect of your current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Parachute Payment or Parachute Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of determination by the Company

               (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or
               (iv) upon the resolution of the Dispute to your satisfaction. If an Underpayment occurs, you shall promptly notify the Company and the Company shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to you an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of your failure to file timely a tax return or pay taxes shown to be due on your return) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Parachute Payment or Parachute Payments (or portion thereof) with respect to which you had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when you have received from the applicable government taxing authority a refund of taxes or other reduction in the your tax liability by reason of the Excise Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds you and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to your applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to you and you shall pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to you) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross- Up Payment (to which the Excess Payment relates) was paid to you until the date of repayment to the Company.

          4.9 Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Parachute Payment or Parachute Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Parachute Payment or Parachute Payments or the Gross Up Payment.

5. PROTECTION OF CONFIDENTIAL INFORMATION; NON-COMPETITION.

          5.1 In view of the fact that your work for the Company has brought you and will continue to bring you into close contact with many confidential affairs of the Company not readily available to the public, as well as plans for future developments by the Company, you agree:

                    5.1.1 To keep and retain in the strictest confidence all confidential matters of the Company, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company ("Confidential Information"), learned by you heretofore or hereafter, and not to use or disclose them to anyone outside of the Company, either during or after your employment with the Company, except in the course of performing your duties hereunder or with the
                              Company's express written consent; provided, however, that the restrictions of this Section
                              5.1.1 shall not apply to that part of the Confidential Information that you demonstrate is or becomes generally available to the public other than as a result of a disclosure by you or is available, or becomes available, to you on a non-confidential basis, but only if the source of such information is not prohibited from transmitting the information to you by a contractual, legal, fiduciary, or other obligation; and

                    5.1.2 To deliver promptly to the Company on termination of your employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which you may then possess or have under your control.

          5.2 Prior to December 31, 2004, you shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its subsidiaries or affiliates; you shall not engage in such business on your own account; and you shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity; provided, however, that nothing contained in this Section 5.2 shall be deemed to prohibit you from acquiring, solely as an investment, up to five percent (5%) of the outstanding shares of capital stock of any public corporation or taking a position with a business the main business of which is the sale of retail products to customers.

          5.3 If you commit a breach, or threaten to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the following rights and remedies:

                    5.3.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                    5.3.2 The right and remedy to require you to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by you as the result of any transactions constituting a breach of any of the provisions of
                              Section  5.2  hereof,  and  you  hereby  agree  to
                              account for and pay over such Benefits to the Company. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

          5.4 If any of the covenants contained in Sections 5.1 or 5.2 hereof, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          5.5 If any of the covenants contained in Sections 5.1 or 5.2 hereof, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

          5.6 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5.1 and 5.2 hereof upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

          5.7 In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in Sections 5.1 and 5.2 hereof or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall (on demand of the Company) be paid by you. In the event the Company fails to obtain a judgment for money damages or an injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of yours in such action, suit or other proceeding shall (on your demand) be paid by the Company.

6. INVENTIONS AND PATENTS.

You agree that all processes, technologies and inventions, including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by you during your employment by the Company, whether heretofore or hereafter, or for one year thereafter (collectively, "Inventions") shall belong to the Company, provided that such Inventions grew out of your work with the Company or any of its subsidiaries or affiliates, are related to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. You shall promptly disclose such Inventions to the Company and shall, subject to reimbursement by the Company for all reasonable expenses incurred by you in connection therewith, (a) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (b) sign all papers necessary to carry out the foregoing; and (c) give testimony in support of your inventorship.

7. INTELLECTUAL PROPERTY.

The Company shall be the sole owner of all the products and proceeds of your services hereunder and under the Employment Agreement, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that you may acquire, obtain, develop or create in connection with and during your employment whether heretofore or hereafter, free and clear of any claims by you (or anyone claiming under you) of any kind or character whatsoever (other than your right to receive payments hereunder). You shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

8. INDEMNIFICATION.

To the fullest extent permitted by applicable law, you shall be indemnified and held harmless for any action or failure to act in your capacity as an officer or employee of the Company or any of its affiliates or subsidiaries, whether prior to or after the date hereof. In furtherance of the foregoing and not by way of limitation, if you are a party or are threatened to be made a party to any suit because you were or are an officer or employee of the Company or such affiliate or subsidiary, you shall be indemnified against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement if you acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, you had no reasonable cause to believe your conduct was unlawful. Indemnification under this Section 8 shall be in addition to any other indemnification by the Company of its officers and directors. Expenses incurred by you in defending an action, suit or proceeding for which you claim the right to be indemnified pursuant to this Section 8 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of you to repay such amount in the event that it shall ultimately be determined that you are not entitled to indemnification by the Company. Such undertaking shall be accepted without reference to your financial ability to make repayment. The provisions of this Section 8 shall apply as well to your actions and omissions as a trustee of any employee benefit plan of the Company, its affiliates or subsidiaries.

9. ARBITRATION; LEGAL FEES.

Except with respect to injunctive relief under Section 5 of this Agreement, any dispute or controversy arising out of or relating to this Agreement shall be resolved exclusively by arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment on the award may be entered in any court having jurisdiction thereof. The Company shall reimburse your reasonable costs and expenses incurred in connection with any arbitration proceeding pursuant to this Section 9 if you are the substantially prevailing party in that proceeding.

10. NOTICES.

All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                If to the Company, to:

                Marvel Enterprises, Inc.
                10 East 40th Street
                New York, New York 10016
                Attention: General Counsel

                If to the Executive, to:
                F. Peter Cuneo
                27 Old Hattertown Road
                Redding, Connecticut 06896

11. GENERAL.

          11.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York, without regard to the conflict of law principles of such state.

          11.2 The section headings  contained herein are for reference purposes
               only  and  shall  not  in  any  way   affect   the   meaning   or
               interpretation of this Agreement.

          11.3 This Agreement and your stock option agreements sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof, including the Employment Agreement between you and the Company dated July 19, 1999 and you expressly acknowledge the termination of such Employment Agreement. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. This Agreement expressly supersedes all agreements and understandings between the parties regarding the subject matter hereof and any such agreement is terminated as of the date first above written.

          11.4 This Agreement, and your rights and obligations hereunder, may not be assigned by you. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or
               (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

          11.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          11.6 Implementation. The Company and you both agree, without the receipt of further consideration, to sign and deliver any documents and do anything else that is necessary in the future to make the provisions of this Agreement effective.

                                                Sincerely yours,

                                                /s/---------------------------
                                                Allen S. Lipson

                                                Executive Vice President


Acknowledged and Agreed:

/s/-----------------------                      Dated:  December 16, 2002
F. Peter Cuneo

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